Exhibit 10.29


          WAIVER NO. 1, dated as of March 28, 2002 (this "Waiver"), with respect
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to the Amended and Restated Credit Agreement, dated as of April 12, 2001 (as amended, supplemented and otherwise modified to the date hereof, the "Credit
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Agreement"), between WKI HOLDING COMPANY, INC., a Delaware corporation (the
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"Borrower"), and BORDEN HOLDINGS, INC., a Delaware corporation (successor to
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Borden, Inc.) (the "Lender").
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                              W I T N E S S E T H:
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          WHEREAS, the Borrower is party to the Credit Agreement and is also party to the Amended and Restated Credit Agreement, dated as of April 12, 2001, among the Borrower, the lenders parties thereto, JPMorgan Chase Bank (successor to The Chase Manhattan Bank), as Administrative Agent, and the other agents parties thereto (the "Chase Credit Agreement");
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          WHEREAS, the Credit Agreement incorporates by reference the covenants contained in the Chase Credit Agreement, and a default or event of default under the Chase Credit Agreement also constitutes a Default or Event of Default, as the case may be, under the Credit Agreement;

          WHEREAS, the Borrower has informed the lenders under the Chase Credit Agreement that certain "Events of Default" (as such term is defined in the Chase Credit Agreement) have occurred and are continuing under the Chase Credit Agreement as a result of (a) the failure by the Borrower to comply with certain provisions of the Chase Credit Agreement and (b) the Borrower's failure to take any action specified in the letter dated March 1, 2002 from the Administrative Agent to the Borrower, as further described in the Waiver and Agreement, dated as of March __, 2002, with respect to the Chase Credit Agreement (the "Chase
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Waiver"), and pursuant to the Chase Waiver, the "Required Lenders" (as defined
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in the Chase Credit Agreement) have agreed to waive such "Events of Default"
(the "Chase Specified Events of Default"), subject to the conditions and
      ---------------------------------
limitations set forth in the Chase Waiver;

          WHEREAS, the Borrower has informed the Lender that Events of Default have occurred and are continuing under the Credit Agreement as a result of the Chase Specified Events of Default, and as a result of the Borrower's failure to comply with Sections 10.10, 10.11 and 10.13 of the Chase Credit Agreement, as incorporated by reference in Section 10 of the Credit Agreement, for the Test Period ended December 31, 2001 (such Events of Default, the "Specified Events of
                                                             -------------------
Default");
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          WHEREAS, the Borrower has requested that the Lender grant a limited waiver of the Specified Events of Default, and the Lender is willing to grant such limited waiver, on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          1. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.


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          2.     The Lender hereby waives the Specified Events of Default.  The waiver set forth in this Section 2 shall become effective only upon the Chase Waiver becoming effective in accordance with its terms and shall, without any further action by any Person, automatically terminate on the earlier of the "Waiver Termination Date" (as such term is defined in the Chase Waiver) and the first date the lenders or the Administrative Agent under the Chase Credit Agreement take any action to accelerate the loans thereunder or to exercise any other remedies under the "Loan Documents" (as defined in the Chase Credit Agreement).

          3. To induce the Lender to enter into this Waiver, the Borrower represents and warrants to the Lender that, after giving effect to this Waiver, the representations and warranties incorporated by reference in Section 8 of the Credit Agreement will be true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and no Default or Event of Default will have occurred and be continuing.

          4. Except as expressly set forth herein, this Waiver shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the Lender under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Waiver shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein and only for the circumstances, and during the time period, referred to herein. Any default under this Waiver shall constitute an Event of Default under the Credit Agreement.

          5. This Waiver shall be construed in accordance with and governed by the law of the State of New York.

          6. This Waiver may be executed by the parties hereto in separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                *     *     *


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          IN WITNESS WHEREOF, the parties have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                           WKI HOLDING COMPANY, INC.


                                           By:_____________________________
                                              Name:
                                              Title:


                                           BORDEN HOLDINGS, INC.


                                           By:_____________________________
                                              Name:
                                              Title:


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